UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 23, 2009
(Date of earliest event reported):	January 21, 2009

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04: Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On December 15, 2008, Fulton Financial Corporation reported on a Form 8-K filed with the Commission a blackout period event with respect to participants in the Resource Bank Stock and 401(k) Savings Plan (the “Resource Plan”) during which participants would be temporarily unable to direct or diversify investments in Fulton Financial Corporation common stock in their individual accounts or obtain distributions from the Resource Plan. The blackout period began January 2, 2009 and was originally scheduled to end January 26, 2009. The blackout period actually ended on January 21, 2009. The blackout period ended early as a result of completion of the merger of the Resource Plan with and into the Fulton Financial Corporation 401(k) Retirement Plan more quickly than anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2009	FULTON FINANCIAL CORPORATION By: _/s/Charles J. Nugent___ Charles J. Nugent Senior Executive Vice President and Chief Financial Officer